Exhibit 99

National Fuel Gas Company	Financial News

6363 Main Street/Williamsville, NY 14221

James C. Welch Investor Relations 716-857-6987
Release Date: Immediate November 6, 2008
Ronald J. Tanski Treasurer 716-857-6981
NATIONAL FUEL REPORTS 2008 EARNINGS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for its fiscal year and fourth quarter ended September 30, 2008, of $268.7 million or $3.18 per share, and $43.3 million or $0.52 per share, respectively.
FINANCIAL HIGHLIGHTS
•	Operating results before items impacting comparability (“Operating Results”) for the fiscal year of $3.17 per share were up over 40% from the prior year, an increase of $0.91 per share. Increased earnings in the Exploration and Production segment provided the majority of the increase. Higher average commodity prices realized and increased natural gas production were the main drivers of the higher earnings. Operating Results also increased in the Pipeline and Storage, Utility and Energy Marketing segments.

•	Quarterly Operating Results increased 30% to $0.52 per share, an increase of $0.12 per share from the prior year’s fourth quarter. Operating Results increased in the Exploration and Production and Utility segments from the prior year’s fourth quarter.

•	The Company is revising its earnings guidance for fiscal 2009 to reflect a change in pricing assumptions for natural gas and crude oil. The revised earnings guidance range is $2.60 to $2.80 per share. This includes oil and gas production for the Exploration and Production segment in the range of 38 to 44 billion cubic feet equivalent (“Bcfe”) and is based on hedges currently in place and flat pricing on production not hedged, exclusive of basis differential, of $7.00 per Million British Thermal Units (“MMBtu”) for natural gas and $70 per barrel (“Bbl”) for crude oil. This guidance for fiscal 2009 does not take into account any impacts resulting from the possible sale of certain landfill gas related assets.

•	A conference call is scheduled for Friday, November 7, 2008, at 11:00 a.m. Eastern Time.
OPERATING HIGHLIGHTS
•	Seneca Resources Corporation (“Seneca”) increased total annual production by approximately 4%, and absent the extraordinary hurricane related curtailment of approximately 1.0 Bcfe, production would have increased over 6%. Seneca’s overall reserve replacement was 130%.
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•	In Seneca’s East (Appalachia) Division, fiscal year production of 7.9 Bcfe increased more than 25% compared to last year, and 361% of fiscal 2008 production was replaced.

•	Seneca was the successful bidder on 24,000 acres on four large blocks located in the Marcellus Shale trend. These leases in Lycoming County, and Tioga County, Pennsylvania have 10 year primary terms, and are incremental to the 425,000 acres high-graded in this play previously disclosed. This action illustrates our long-term commitment to the Appalachian basin, as we look to continue expansion of Seneca’s drilling program in Appalachia, both in the shallow Devonian Sandstone and Marcellus Shale trends.

•	Seneca and EOG Resources (“EOG”) have modified the terms of their joint venture in the Marcellus Shale. EOG is now required to select all prospect acreage by March 2009. While the drilling requirements and acreage commitments are unchanged, this alteration will more quickly free up the non-selected acreage and allow Seneca additional flexibility to evaluate, explore and develop the remaining acreage independently or with other partners.

•	Construction of the Empire Connector is nearly complete and the pipeline will be ready to be placed in-service in December. The Empire Connector is a 77-mile pipeline designed to deliver up to 250 million cubic feet of natural gas per day from the existing Empire Pipeline to Corning, NY.
MANAGEMENT COMMENTS
     David F. Smith, Chief Executive Officer and President of National Fuel Gas Company stated: “This was another outstanding year for the Company, with record operating results for both the fourth quarter and fiscal year. While we cannot control the extreme recent volatility in both the commodity and capital markets, we can control how we operate our business. We can, and we will, continue our long-standing philosophy of investing in three complementary segments of the natural gas industry. As our results show, it is this commitment to our well-head to burner-tip model that makes possible the solid and steady operating performance of National Fuel Gas Company and its subsidiaries, even during these turbulent times.
We have carefully reviewed our capital spending and operating expense forecasts in each of our segments and have only modestly pared them back. Frankly, we have always controlled costs and focused on limiting risk, particularly in our regulated segments. Our capital spending is conservative and is designed to allow us to be within our cash flow. In this regard our regulated assets and our California producing assets provide a stable source of funds to both continue our dividend and grow our business despite the current difficulties in the capital markets. Once again, our diversified business model is working to the benefit of our shareholders.
Falling commodity prices will certainly cause us to re-examine some of the exploration projects that we had planned, mainly in the high cost drilling environment in the Gulf of Mexico. However, we are in the business for the long term and are well positioned to extract value from our assets in our Exploration and Production segment.
Looking forward to 2009, we have a solid balance sheet, strong projected cash flows and a liquidity position that will allow us to move forward with our business plan. During the past month, we have confirmed the availability of each of our lines of credit with our lending banks and we are pleased to say that we continue to have in place a $300 million committed credit facility, and additional discretionary lines of credit totaling $420 million. As always, we will use this working capital wisely during our 2009 fiscal year.
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There is no doubt that we will see continued volatility in the financial and commodity markets over at least the next few quarters. We believe that our conservative style, the strength of our company and the solid assets in which our capital is invested will allow us to continue to prosper and weather any storms on the horizon.”
SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended September 30, 2008, of $43.3 million, or $0.52 per share, a decrease of $114.4 million, or $1.32 per share, from the prior year’s fourth quarter (note: all references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars and all amounts used in the earnings and Operating Results discussions are after tax unless otherwise noted).
Consolidated earnings for the fiscal year ended September 30, 2008, of $268.7 million, or $3.18 per share, decreased $68.7 million, or $0.78 per share, from the same period in the prior year.

	Three Months		Year
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
(in thousands except per share amounts)
Reported GAAP earnings	$43,266	$157,690	$268,728	$337,455
Items impacting comparability[1]:
Gain on sale of turbine			(586)
Gain on disposal of Canadian operations		(120,301)		(120,301)
Income from discontinued operations		(3,094)		(15,479)
Reversal of reserve for preliminary project costs				(4,787)
Resolution of purchased gas contingency				(2,344)
Discontinuation of hedge accounting				(1,888)

Operating Results	$43,266	$34,295	$268,142	$192,656

Reported GAAP earnings per share	$0.52	$1.84	$3.18	$3.96
Items impacting comparability[1]:
Gain on sale of turbine			(0.01)
Gain on disposal of Canadian operations		(1.41)		(1.41)
Income from discontinued operations		(0.03)		(0.18)
Reversal of reserve for preliminary project costs				(0.06)
Resolution of purchased gas contingency				(0.03)
Discontinuation of hedge accounting				(0.02)

Operating Results	$0.52	$0.40	$3.17	$2.26

[1]	See discussion of these individual items below.
     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the 2008 fourth quarter and fiscal year to the comparable periods in fiscal 2007. Excluding fourth quarter items, most of which
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occurred in fiscal 2007, Operating Results for the current fourth quarter of $43.3 million, or $0.52 per share, increased $9.0 million, or $0.12 per share. Operating Results for the fiscal year ended September 30, 2008 of $268.1 million, or $3.17 per share, increased $75.5 million, or $0.91 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
DISCUSSION OF RESULTS BY SEGMENT
     (The following discussion of earnings for each segment is summarized in a tabular form at pages 11 through 14 of this report. It may be helpful to refer to those tables while reviewing this discussion.)
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca. Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region, and in the Gulf of Mexico. Seneca previously had Canadian Exploration and Production operations, which it sold on August 31, 2007. As a result of that sale, the Company has presented the Canadian operations as discontinued operations.
     The Exploration and Production segment’s earnings in the fourth quarter of fiscal 2008 of $38.2 million, or $0.46 per share, decreased $107.5 million, or $1.24 per share, when compared with the prior year’s fourth quarter. Excluding earnings from discontinued operations discussed below, Operating Results in the Exploration and Production segment increased $15.9 million, or $0.20 per share, for the fourth quarter of fiscal 2008. The increase was primarily due to higher crude oil and natural gas prices realized after hedging. For the quarter ended September 30, 2008, the weighted average oil price received by Seneca (after hedging) was $87.29 per Bbl, an increase of $25.94 per Bbl, from the prior year’s quarter. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended September 30, 2008, was $9.41 per thousand cubic feet (“Mcf”), an increase of $2.28 per Mcf. Lower interest expense, a lower effective tax rate, and a net positive mark-to-market adjustment to recognize hedge ineffectiveness on certain derivative financial instruments used to hedge prices on Seneca’s oil and gas production during the quarter also contributed to the growth in operating results.
     Overall production for the quarter ended September 30, 2008 was 9.4 Bcfe, a decrease of 0.6 Bcfe compared to the prior year’s quarter (excluding 2007 production from discontinued operations). Hurricane related shut-ins reduced the production of Seneca’s Gulf division by approximately 1.0 Bcfe. While Seneca’s properties sustained only superficial damage from the hurricanes, approximately 50 percent of the pre-hurricane production remains shut-in due to repair work on third party pipelines and onshore processing facilities. The majority of this production is anticipated to return by December 1, 2008. Production increased in the West and East (Appalachia) Divisions.
     Other items impacting Operating Results for the quarter were higher lease operating expenses (“LOE”), higher other operating expenses and lower interest income. The increase in LOE is due to higher steaming costs in California (especially the higher cost of natural gas purchased, and transported to the on-site boiler to generate that steam) and an increase in costs associated with a higher number of producing properties in Appalachia. The increase in other operating expenses was due to the recognition of actual plugging costs in excess of amounts previously accrued.
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     The Exploration and Production segment’s earnings of $146.6 million, or $1.73 per share, for the fiscal year ended September 30, 2008, decreased $64.1 million, or $0.74 per share, when compared with the fiscal year ended September 30, 2007. Excluding earnings from discontinued operations, Operating Results for the fiscal year ended September 30, 2008, in the Exploration and Production segment increased $71.7 million, or $0.85 per share from the prior year. The increase was primarily due to higher crude oil and natural gas prices realized after hedging and was also significantly impacted by higher natural gas production. For the fiscal year ended September 30, 2008, the weighted average oil price received by Seneca (after hedging) was $81.75 per Bbl, an increase of $30.07 per Bbl, from the prior fiscal year. The weighted average natural gas price received by Seneca (after hedging) for the fiscal year ended September 30, 2008, was $9.05 per Mcf, an increase of $1.80. Overall production for the 2008 fiscal year was 40.8 Bcfe, an increase of 1.5 Bcfe, compared to the prior fiscal year (excluding 2007 production from discontinued operations). An increase in natural gas production more than offset a decline in crude oil production. Higher interest income and lower interest expense during the 2008 fiscal year also contributed to the increase in Operating Results.
     Other items impacting Operating Results for the fiscal year ended September 30, 2008, were higher depletion expense, LOE, general and administrative (“G&A”) expenses, other operating expenses and state income taxes. The increase in depletion expense was caused by higher production and the increase in the depletable base. The increase in LOE is due to the High Island 24L field that began production in October 2007, higher steaming costs in California, and an increase in costs associated with a higher number of producing properties in Appalachia. The largest contributor to the higher G&A costs was the increase in staffing and associated costs for the growing East Division. The increase in other operating expenses was due to the recognition of actual plugging costs in excess of previously accrued amounts.
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire State Pipeline (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $13.2 million, or $0.16 per share, for the quarter ended September 30, 2008, decreased $0.1 million, or less than $0.01 per share, when compared with the same period in the prior fiscal year. The decrease was due to lower efficiency gas revenues, higher operating expenses and higher interest expense in this year’s fourth quarter compared to the prior year’s fourth quarter. The negative earnings impact of these items was mostly offset by an increase in the allowance for funds used during construction (“AFUDC”) related to the construction of the Empire Connector.
     Earnings of $54.1 million, or $0.64 per share, for the fiscal year ended September 30, 2008, decreased $2.2 million, or $0.02 per share, when compared with the fiscal year ended September 30, 2007. The comparability of the results for the fiscal year ended September 30, 2008, is impacted by the reversal in the prior year of a $4.8 million reserve for preliminary project costs on the Empire Connector project, and a $1.9 million gain associated with the prepayment in the first quarter of
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2007 of the project financing debt for the Empire State Pipeline. Excluding those items, Operating Results increased $4.4 million, or $0.06 per share, for the fiscal year ended September 30, 2008, mainly due to higher transportation and storage revenues and higher efficiency gas revenues. Higher AFUDC related to construction of the Empire Connector also contributed to the increase in Operating Results. Higher operating expenses and interest expense during the fiscal year ended September 30, 2008, partially offset these items.
Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania. The Utility segment’s loss of $0.8 million, or $0.01 per share for the quarter ended September 30, 2008, decreased $2.7 million, or $0.03 per share, compared to the prior year’s fourth quarter loss; however, the results are not directly comparable to the prior year’s fourth quarter due to a rate design change in the New York Division discussed below.
     In the New York Division, the loss decreased $1.7 million or $0.02 per share. On December 21, 2007, the New York State Public Service Commission issued an order allowing Distribution to increase annual revenues by $1.8 million. In addition to the revenue increase, the order approved a rate design change, which allows Distribution to recover a greater amount of its operating costs in the minimum bill charge. This results in shifting more than $4.3 million of earnings from the second quarter of fiscal 2008 and spreading it to the following three fiscal quarters. As a result of this change, the loss for the fourth quarter of fiscal 2008 decreased when compared to the fourth quarter of fiscal 2007. Also contributing to the lower fourth quarter loss in fiscal 2008 was a higher non-cash accrual of interest income on a pension-related regulatory asset, lower depreciation and interest expense and higher usage per customer in the current quarter. The impact of regulatory true-up adjustments, higher bad debt and other operating expense during the current quarter had a negative impact on the loss for the quarter. In the Pennsylvania Division, the loss decreased $1.0 million primarily due to a lower effective tax rate.
     The Utility segment’s earnings of $61.5 million, or $0.73 per share, for the fiscal year ended September 30, 2008, increased $10.6 million, or $0.13 per share, compared to the fiscal year ended September 30, 2007. Earnings of $40.7 million in Distribution’s New York Division for the fiscal year ended September 30, 2008, increased $6.9 million, or $0.09 per share, compared to the prior year. The increase is mainly due to lower postretirement benefits and bad debt expense, lower property and other taxes, and a higher non-cash accrual of interest income on a pension-related regulatory asset. Higher usage per customer, lower depreciation and interest expense, and a lower effective tax rate this fiscal year also contributed to the increase in earnings. The impact of these items more than offset the effect of the rate design change described above and the negative impact of certain regulatory true-up adjustments in the current fiscal year’s earnings.
     For the fiscal year ended September 30, 2008, earnings of $20.8 million in Distribution’s Pennsylvania Division, or $0.25 per share, increased $3.7 million, or $0.04 per share, compared to the prior year. Earnings increased primarily due to an increase in base rates, higher usage per customer and a decrease in bad debt expense. On January 1, 2007, Distribution implemented a Settlement Agreement approved by the Pennsylvania Public Utility Commission that provided for a $14.3 million (before tax) annual base rate increase. Warmer weather during the fiscal year ended September 30, 2008, partially offset the increase in earnings.
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Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.
     The Energy Marketing segment’s net loss for the fourth quarter of fiscal 2008 of $1.2 million, or $0.01 per share, increased $0.4 million compared to the prior year’s fourth quarter loss of $0.8 million, due to lower margins. The lower margins were primarily driven by higher pipeline reservation charges related to additional storage capacity, as well as unfavorable pipeline imbalance resolution due to falling prices during the quarter. The margin decrease was partially offset by a lower effective tax rate.
     Even though NFR’s reported sales volumes for the fourth quarter were 2.2 Bcf higher than the prior year’s fourth quarter, overall margins for the current quarter were lower. The increase in sales volume was primarily due to sales transactions that NFR undertook to offset certain basis risks that NFR was exposed to under certain commodity purchase contracts. Such offsetting transactions had the effect of increasing revenue and volumes sold, but the impact on earnings was minimal.
     Earnings for the fiscal year ended September 30, 2008, of $5.9 million, or $0.07 per share, decreased $1.8 million, or $0.02 per share, compared to the fiscal year ended September 30, 2007. The comparability of the results is impacted by the reversal in 2007 of a $2.3 million accrual for purchased gas expense for which a contingency was resolved during the second quarter of that year. Excluding this item, Operating Results for the fiscal year ended September 30, 2008, increased $0.6 million, or $0.01 per share, compared to the prior year, mainly due to increased sales volumes. NFR also benefited from the profitable sale of certain gas held as inventory and from the marketing flexibility that it derives from its contracts for significant storage capacity. Lower income tax expense during fiscal 2008 also contributed to the increase in Operating Results. Higher bad debt expense and lower interest income partially offset these items.
Timber Segment
     The Timber segment operations are carried out by Highland Forest Resources, Inc. and Seneca’s Northeast Division. This segment markets high quality hardwoods from its New York and Pennsylvania land holdings, and owns two sawmill/dry kiln operations in northwestern Pennsylvania.
     The Timber segment experienced a loss of $2.1 million, or $0.03 per share for the quarter ended September 30, 2008, compared to earnings of $0.7 million or $0.01 per share for the quarter ended September 30, 2007. Earnings for the fiscal year ended September 30, 2008, of $0.1 million reflects a decrease of $3.6 million from the prior year’s earnings. The decrease in earnings for the quarter and fiscal year ended September 30, 2008 is mainly due to lower sales volumes and lower market prices in the current fiscal period. The most significant decrease in volumes occurred in high margin cherry veneer logs and cherry kiln dry lumber. The lower sales volumes are the result of depressed market conditions and reduced demand.
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Corporate and All Other
     Other direct, wholly-owned subsidiaries of the Company include: Horizon LFG, Inc., a corporation engaged through subsidiaries in the purchase, processing, transportation and sale of landfill gas; and Horizon Power, Inc., a corporation that owns independent electric generation facilities which are fueled with natural gas or landfill gas.
     The Corporate and All Other category experienced a loss for the quarter ended September 30, 2008, of $4.1 million compared to earnings of $2.2 million for the prior year’s fourth quarter. Higher operating expenses, higher interest expense, lower interest income and higher income taxes were the primary reasons for the increased loss in this category. The increase in income taxes is due to the allocation of the benefit of the Parent Company’s tax loss to the operating subsidiaries in accordance with an intercompany tax sharing agreement. The operating segments reflect their allocated portion of this tax benefit in the respective segment results.
     Earnings in the Corporate and All Other category for the fiscal year ended September 30, 2008 were $0.5 million, a decrease of $7.6 million when compared to the prior year’s earnings. The comparability of the fiscal year results is impacted by a $0.6 million gain in 2008 on the sale of a gas-powered turbine Horizon Power, Inc. had previously planned to use in the development of a co-generation plant. Excluding this item, Operating Results decreased $8.2 million. Higher operating expenses, mainly related to the proxy contest initiated by a shareholder, lower interest income and a higher effective tax rate due to the allocation in the fourth quarter of the tax benefit described above, more than offset an increase in margins from the landfill gas operations and higher income from unconsolidated subsidiaries.
Discontinued Operations
     On August 31, 2007, Seneca completed the sale of its Canadian subsidiary. As a result of that sale, the Company has presented the Canadian operations as discontinued operations. Earnings in the fourth quarter of fiscal 2007 include earnings from discontinued operations of $123.4 million. Earnings for the fiscal year ended September 30, 2007, include earnings from discontinued operations of $135.8 million. There were no earnings from discontinued operations for the quarter or fiscal year ended September 30, 2008.
LIQUIDITY/CASH FLOW OUTLOOK
     National Fuel has designed its capital expenditure budget to allow it to live within cash flow in fiscal 2009. During the Company’s third quarter earnings teleconference, management had announced fiscal 2009 forecasted capital expenditures in the range of $328 to $403 million. Since that time, Seneca was the high bidder for approximately 24,000 mineral acres in Pennsylvania at a cost of approximately $74 million. Seneca is in the process of negotiating the lease terms for that acreage. The Company also continues to pursue the sale of certain landfill gas related assets. National Fuel anticipates that cash from operations and the proceeds from those asset sales should be sufficient to fund its 2009 capital investments, the lease payments discussed above, operating expenses, and dividend payments. In the event conditions in the credit markets improve, the Company may accelerate spending for some capital projects and modestly exceed its projected 2009 cash flow.
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     National Fuel’s cash from operations is somewhat dependent on the crude oil and natural gas commodity prices received by Seneca for the sale of its production. As previously disclosed, using the middle of its range of production guidance, Seneca has approximately 44 percent of its fiscal 2009 gas production hedged at an average price of $9.49 per Mcf and 40 percent of its fiscal 2009 oil production hedged at a Midway-Sunset price of $83.12 per barrel (which equates to a NYMEX price of approximately $94.30). The operating cash flows of National Fuel’s Utility and Pipeline and Storage segments are considerably less sensitive to changes in commodity prices.
From time-to-time, the Company uses short-term borrowings to finance its working capital needs. National Fuel maintains $420 million of uncommitted lines of credit with various banks and a $300 million commercial paper program. The commercial paper program is backed by a $300 million syndicated committed credit facility that extends through September 30, 2010.
EARNINGS GUIDANCE
     The Company is revising its earnings guidance for fiscal 2009 to reflect a change in pricing assumptions for natural gas and crude oil. The revised earnings range is $2.60 to $2.80 per share. This includes oil and gas production for the Exploration and Production segment in the range of 38 to 44 Bcfe and is based on hedges currently in place and flat commodity pricing on non-hedged volumes, exclusive of basis differential, of $7.00 per MMBtu for natural gas and $70 per Bbl for crude oil. The Company is currently exploring a possible sale of certain landfill gas related assets. The guidance for fiscal 2009 does not take into account any earnings impacts resulting from such possible sale or sales. If a sale were to occur, certain earnings that have historically been included in Operating Results would be changed to a non-operating classification, as would any gain or loss on the sale.
EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, November 7, 2008, at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s Web site at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-800-659-2032, and using the passcode “80054431.” For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll free) 1-888-286-8010 using passcode “13507417.” Both the webcast and telephonic replay will be available until the close of business on Friday, November 14, 2008.
     National Fuel is an integrated energy company with $4.1 billion in assets comprised of the following five operating segments: Exploration and Production, Pipeline and Storage, Utility, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	James C. Welch	(716) 857-6987
Media Contact:	Julie Coppola Cox	(716) 857-7079
Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,”
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“predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: financial and economic conditions, including the availability of credit, and their effect on the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments; occurrences affecting the Company’s ability to obtain financing under credit lines or other credit facilities or through the issuance of commercial paper, other short-term notes or debt or equity securities, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; economic disruptions caused by terrorist activities, acts of war or major accidents; changes in actuarial assumptions, the interest rate environment and the return on assets for the Company’s retirement plan and post-retirement benefit plans, which can affect future funding obligations and costs and plan liabilities; changes in demographic patterns and weather conditions, including the occurrence of severe weather such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; uncertainty of oil and natural gas reserve estimates; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including shortages, delays or unavailability of equipment and services required in drilling operations; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; impairments under the Securities and Exchange Commission’s full cost ceiling test for natural gas and oil reserves; changes in the market price of timber and the impact such changes might have on the types and quantity of timber harvested by the Company; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2008

	Exploration &	Pipeline &		Energy		Corporate /
(Thousands of Dollars)	Production*	Storage	Utility	Marketing	Timber	All Other	Consolidated

Fourth quarter 2007 GAAP earnings	$145,711	$13,311	$(3,436)	$(768)	$675	$2,197	$157,690
Items impacting comparability:
Gain on disposal of discontinued operations ***	(120,301)						(120,301)
Earnings from discontinued operations	(3,094)						(3,094)

Fourth quarter 2007 Operating Results	22,316	13,311	(3,436)	(768)	675	2,197	34,295

Drivers of Operating Results
Higher (lower) crude oil prices	12,616						12,616
Higher (lower) natural gas prices	7,317						7,317
Higher (lower) natural gas production	(460)						(460)
Higher (lower) crude oil production	(3,014)						(3,014)
Derivative mark to market adjustment	1,079						1,079
Lower (higher) lease operating expenses	(2,844)						(2,844)
Lower (higher) depreciation / depletion			473		477		950

Higher (lower) transportation and storage revenues		(176)					(176)
Higher (lower) efficiency gas revenues		(1,549)					(1,549)
Lower (higher) operating expenses	(2,428)	(371)	(907)		261	(1,630)	(5,075)
Lower (higher) property, franchise and other taxes			289				289

Base rate increase in New York			1,895				1,895
Higher (lower) usage			649				649
Regulatory true-up adjustments			(3,011)				(3,011)

Higher (lower) income from unconsolidated subsidiaries						(288)	(288)

Higher (lower) margins				(677)	(4,094)	(110)	(4,881)

Higher AFUDC**		1,949					1,949
Higher (lower) interest income	(970)		2,608	(100)		(746)	792
(Higher) lower interest expense	2,066	(341)	607			(713)	1,619

Lower (higher) income tax expense	2,339		466	524	558	(2,518)	1,369

All other / rounding	210	395	(389)	(170)	16	(317)	(255)

Fourth quarter 2008 GAAP earnings	$38,227	$13,218	$(756)	$(1,191)	$(2,107)	$(4,125)	$43,266

*	Includes discontinued operations

**	AFUDC = Allowance for Funds Used During Construction

***	Includes positive effective tax rate impact of $16,384.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2008

	Exploration &	Pipeline &		Energy		Corporate /
	Production *	Storage	Utility	Marketing	Timber	All Other	Consolidated

Fourth quarter 2007 GAAP earnings	$1.70	$0.16	$(0.04)	$(0.01)	$0.01	$0.02	$1.84
Items impacting comparability:
Gain on disposal of discontinued operations	(1.41)						(1.41)
Earnings from discontinued operations	(0.03)						(0.03)

Fourth quarter 2007 Operating Results	0.26	0.16	(0.04)	(0.01)	0.01	0.02	0.40

Drivers of Operating Results
Higher (lower) crude oil prices	0.15						0.15
Higher (lower) natural gas prices	0.09						0.09
Higher (lower) natural gas production	—						—
Higher (lower) crude oil production	(0.04)						(0.04)
Derivative mark to market adjustment	0.01						0.01
Lower (higher) lease operating expenses	(0.03)						(0.03)
Lower (higher) depreciation / depletion			0.01		—		0.01

Higher (lower) transportation and storage revenues		—					—
Higher (lower) efficiency gas revenues		(0.02)					(0.02)
Lower (higher) operating expenses	(0.03)	—	(0.01)		—	(0.02)	(0.06)
Lower (higher) property, franchise and other taxes							—

Base rate increase in New York			0.02				0.02
Higher (lower) usage			0.01				0.01
Regulatory true-up adjustments			(0.04)				(0.04)

Higher (lower) income from unconsolidated subsidiaries						—	—

Higher (lower) margins				(0.01)	(0.05)	—	(0.06)

Higher AFUDC**		0.02					0.02
Higher (lower) interest income	(0.01)		0.03	—		(0.01)	0.01
(Higher) lower interest expense	0.02	—	0.01			(0.01)	0.02

Lower (higher) income tax expense	0.03		—	0.01	0.01	(0.03)	0.02

All other / rounding	0.01		—	—	—		0.01

Fourth quarter 2008 GAAP earnings	$0.46	$0.16	$(0.01)	$(0.01)	$(0.03)	$(0.05)	$0.52

*	Includes discontinued operations

**	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
YEAR ENDED SEPTEMBER 30, 2008

	Exploration &	Pipeline &		Energy		Corporate /
(Thousands of Dollars)	Production *	Storage	Utility	Marketing	Timber	All Other	Consolidated

Fiscal 2007 GAAP earnings	$210,669	$56,386	$50,886	$7,663	$3,728	$8,123	$337,455
Items impacting comparability:
Gain on disposal of discontinued operations ***	(120,301)						(120,301)
Earnings from discontinued operations	(15,479)						(15,479)
Reversal of reserve for preliminary project costs		(4,787)					(4,787)
Resolution of a purchased gas contingency				(2,344)			(2,344)
Discontinuance of hedge accounting		(1,888)					(1,888)

Fiscal 2007 Operating Results	74,889	49,711	50,886	5,319	3,728	8,123	192,656

Drivers of Operating Results
Higher (lower) crude oil prices	60,008						60,008
Higher (lower) natural gas prices	26,157						26,157
Higher (lower) natural gas production	11,782						11,782
Higher (lower) crude oil production	(5,839)						(5,839)
Lower (higher) lease operating expenses	(11,879)						(11,879)
Lower (higher) depreciation / depletion	(9,130)		929				(8,201)

Higher (lower) transportation and storage revenues		2,350					2,350
Higher (lower) efficiency gas revenues		500					500
Lower (higher) operating expenses	(6,192)	(1,283)	4,670	(1,126)		(6,129)	(10,060)
Lower (higher) property, franchise and other taxes			1,185				1,185

Base rate decrease in New York			(934)				(934)
Base rate increase in Pennsylvania			2,572				2,572
Higher (lower) usage			1,722				1,722
Warmer weather in Pennsylvania			(1,637)				(1,637)
Regulatory true-up adjustments			(1,763)				(1,763)

Higher (lower) income from unconsolidated subsidiaries						861	861

Higher (lower) margins				1,202	(4,222)	220	(2,800)

Higher AFUDC**		4,201					4,201
Higher (lower) interest income	660		2,608	(233)		(1,332)	1,703
(Higher) lower interest expense	6,564	(1,476)	330				5,418

Lower (higher) income tax expense	(1,068)		675	987	809	(1,748)	(345)

All other / rounding	660	145	229	(260)	(208)	(81)	485

Fiscal 2008 Operating Results	146,612	54,148	61,472	5,889	107	(86)	268,142
Items impacting comparability:
Gain on sale of turbine						586	586

Fiscal 2008 GAAP earnings	$146,612	$54,148	$61,472	$5,889	$107	$500	$268,728

*	Includes discontinued operations

**	AFUDC = Allowance for Funds Used During Construction

***	Includes positive effective tax rate impact of $16,384.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
YEAR ENDED SEPTEMBER 30, 2008

	Exploration &	Pipeline &		Energy		Corporate /
	Production *	Storage	Utility	Marketing	Timber	All Other	Consolidated

Fiscal 2007 GAAP earnings	$2.47	$0.66	$0.60	$0.09	$0.04	$0.10	$3.96
Items impacting comparability:
Gain on disposal of discontinued operations	(1.41)						(1.41)
Earnings from discontinued operations	(0.18)						(0.18)
Reversal of reserve for preliminary project costs		(0.06)					(0.06)
Resolution of a purchased gas contingency				(0.03)			(0.03)
Discontinuance of hedge accounting		(0.02)					(0.02)

Fiscal 2007 Operating Results	0.88	0.58	0.60	0.06	0.04	0.10	2.26

Drivers of Operating Results
Higher (lower) crude oil prices	0.71						0.71
Higher (lower) natural gas prices	0.31						0.31
Higher (lower) natural gas production	0.14						0.14
Higher (lower) crude oil production	(0.07)						(0.07)
Lower (higher) lease operating expenses	(0.14)						(0.14)
Lower (higher) depreciation / depletion	(0.11)		0.01				(0.10)

Higher (lower) transportation and storage revenues		0.03					0.03
Higher (lower) efficiency gas revenues		0.01					0.01
Lower (higher) operating expenses	(0.07)	(0.01)	0.06	(0.01)		(0.07)	(0.10)
Lower (higher) property, franchise and other taxes			0.01				0.01

Base rate decrease in New York			(0.01)				(0.01)
Base rate increase in Pennsylvania			0.03				0.03
Higher (lower) usage			0.02				0.02
Warmer weather in Pennsylvania			(0.02)				(0.02)
Regulatory true-up adjustments			(0.02)				(0.02)

Higher (lower) income from unconsolidated subsidiaries						0.01	0.01

Higher (lower) margins				0.01	(0.05)	—	(0.04)

Higher AFUDC**		0.05					0.05
Higher (lower) interest income	0.01		0.03	—		(0.02)	0.02
(Higher) lower interest expense	0.08	(0.02)	—				0.06

Lower (higher) income tax expense	(0.01)		0.01	0.01	0.01	(0.02)	—

All other / rounding	—	—	0.01	—	—	—	0.01

Fiscal 2008 Operating Results	1.73	0.64	0.73	0.07	(0.00)	—	3.17
Items impacting comparability:
Gain on sale of turbine						0.01	0.01

Fiscal 2008 GAAP earnings	$1.73	$0.64	$0.73	$0.07	$(0.00)	$0.01	$3.18

*	Includes discontinued operations
**	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
(Thousands of Dollars, except per share amounts)	2008	2007	2008	2007
SUMMARY OF OPERATIONS
Operating Revenues	$397,858	$302,030	$2,400,361	$2,039,566

Operating Expenses:
Purchased Gas	152,816	79,164	1,235,157	1,018,081
Operation and Maintenance	107,228	90,905	432,871	396,408
Property, Franchise and Other Taxes	17,379	16,098	75,585	70,660
Depreciation, Depletion and Amortization	41,286	42,359	170,623	157,919

	318,709	228,526	1,914,236	1,643,068

Operating Income	79,149	73,504	486,125	396,498

Other Income (Expense):
Income from Unconsolidated Subsidiaries	1,437	1,880	6,303	4,979
Other Income	2,394	908	7,376	4,936
Interest Income	2,459	(1,548)	10,815	1,550
Interest Expense on Long-Term Debt	(18,055)	(16,289)	(70,099)	(68,446)
Other Interest Expense	339	(1,151)	(3,870)	(6,029)

Income from Continuing Operations Before Income Taxes	67,723	57,304	436,650	333,488

Income Tax Expense	24,457	23,009	167,922	131,813

Income from Continuing Operations	43,266	34,295	268,728	201,675

Discontinued Operations:
Income from Operations, Net of Tax	—	3,094	—	15,479
Gain on Disposal, Net of Tax	—	120,301	—	120,301

Income from Discontinued Operations, Net of Tax	—	123,395	—	135,780

Net Income Available for Common Stock	$43,266	$157,690	$268,728	$337,455

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.54	$0.41	$3.27	$2.43
Income from Discontinued Operations	—	1.48	—	1.63

Net Income Available for Common Stock	$0.54	$1.89	$3.27	$4.06

Diluted:
Income from Continuing Operations	$0.52	$0.40	$3.18	$2.37
Income from Discontinued Operations	—	1.44	—	1.59

Net Income Available for Common Stock	$0.52	$1.84	$3.18	$3.96

Weighted Average Common Shares:
Used in Basic Calculation	80,858,668	83,506,748	82,304,335	83,141,640

Used in Diluted Calculation	82,896,107	85,577,898	84,474,839	85,301,361

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2008	2007

ASSETS
Property, Plant and Equipment	$4,873,969	$4,461,586
Less — Accumulated Depreciation, Depletion and Amortization	1,719,869	1,583,181

Net Property, Plant and Equipment	3,154,100	2,878,405

Current Assets:
Cash and Temporary Cash Investments	68,239	124,806
Cash Held in Escrow	—	61,964
Hedging Collateral Deposits	1	4,066
Receivables — Net	185,397	172,380
Unbilled Utility Revenue	24,364	20,682
Gas Stored Underground	87,294	66,195
Materials and Supplies — at average cost	31,317	35,669
Unrecovered Purchased Gas Costs	37,708	14,769
Other Current Assets	65,158	45,057
Deferred Income Taxes	—	8,550

Total Current Assets	499,478	554,138

Other Assets:
Recoverable Future Taxes	82,506	83,954
Unamortized Debt Expense	13,978	12,070
Other Regulatory Assets	189,587	137,577
Deferred Charges	4,417	5,545
Other Investments	80,640	85,902
Investments in Unconsolidated Subsidiaries	16,279	18,256
Goodwill	5,476	5,476
Intangible Assets	26,174	28,836
Prepaid Pension and Post-Retirement Benefit Costs	21,034	61,006
Fair Value of Derivative Financial Instruments	28,786	9,188
Other	7,732	8,059

Total Other Assets	476,609	455,869

Total Assets	$4,130,187	$3,888,412

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized — 200,000,000 Shares; Issued and Outstanding — 79,120,544 Shares and 83,461,308 Shares, Respectively	$79,121	$83,461
Paid in Capital	567,716	569,085
Earnings Reinvested in the Business	953,799	983,776

Total Common Shareholders’ Equity Before Items of Other Comprehensive Income / (Loss)	1,600,636	1,636,322
Accumulated Other Comprehensive Income / (Loss)	2,963	(6,203)

Total Comprehensive Shareholders’ Equity	1,603,599	1,630,119
Long-Term Debt, Net of Current Portion	999,000	799,000

Total Capitalization	2,602,599	2,429,119

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	100,000	200,024
Accounts Payable	142,520	109,757
Amounts Payable to Customers	2,753	10,409
Dividends Payable	25,714	25,873
Interest Payable on Long-Term Debt	22,114	18,158
Customer Advances	33,017	22,863
Other Accruals and Current Liabilities	45,220	36,062
Deferred Income Taxes	1,871	—
Fair Value of Derivative Financial Instruments	1,362	16,200

Total Current and Accrued Liabilities	374,571	439,346

Deferred Credits:
Deferred Income Taxes	634,372	575,356
Taxes Refundable to Customers	18,449	14,026
Unamortized Investment Tax Credit	4,691	5,392
Cost of Removal Regulatory Liability	103,100	91,226
Other Regulatory Liabilities	91,933	76,659
Post-Retirement Liabilities	78,909	70,555
Asset Retirement Obligations	93,247	75,939
Other Deferred Credits	128,316	110,794

Total Deferred Credits	1,153,017	1,019,947

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$4,130,187	$3,888,412

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2008	2007

Operating Activities:
Net Income Available for Common Stock	$268,728	$337,455
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Gain on Sale of Discontinued Operations	—	(159,873)
Depreciation, Depletion and Amortization	170,623	170,803
Deferred Income Taxes	72,496	52,847
Income from Unconsolidated Subsidiaries, Net of Cash Distributions	1,977	(3,366)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(16,275)	(13,689)
Other	4,858	16,399
Change in:
Hedging Collateral Deposits	4,065	15,610
Receivables and Unbilled Utility Revenue	(16,815)	5,669
Gas Stored Underground and Materials and Supplies	(22,116)	(5,714)
Unrecovered Purchased Gas Costs	(22,939)	(1,799)
Prepayments and Other Current Assets	(36,376)	18,800
Accounts Payable	32,763	(26,002)
Amounts Payable to Customers	(7,656)	(13,526)
Customer Advances	10,154	(6,554)
Other Accruals and Current Liabilities	(3,641)	8,950
Other Assets	(11,887)	4,109
Other Liabilities	54,817	(5,922)

Net Cash Provided by Operating Activities	$482,776	$394,197

Investing Activities:
Capital Expenditures	($397,734)	($276,728)
Investment in Partnership	—	(3,300)
Net Proceeds from Sale of Foreign Subsidiary	—	232,092
Cash Held in Escrow	58,397	(58,248)
Net Proceeds from Sale of Oil and Gas Producing Properties	5,969	5,137
Other	4,376	(725)

Net Cash Used in Investing Activities	($328,992)	($101,772)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$16,275	$13,689
Shares Repurchased under Repurchase Plan	(237,006)	(48,070)
Net Proceeds from Issuance of Long-Term Debt	296,655	—
Reduction of Long-Term Debt	(200,024)	(119,576)
Dividends Paid on Common Stock	(103,683)	(100,632)
Proceeds From Issuance of Common Stock	17,432	17,498

Net Cash Used In Financing Activities	($210,351)	($237,091)

Effect of Exchange Rates on Cash	—	(139)

Net Increase / (Decrease) in Cash and Temporary Cash Investments	(56,567)	55,195
Cash and Temporary Cash Investments at Beginning of Period	124,806	69,611

Cash and Temporary Cash Investments at September 30	$68,239	$124,806

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
(Thousands of Dollars, except per share amounts)	2008	2007	Variance	2008	2007	Variance
EXPLORATION AND PRODUCTION SEGMENT
Operating Revenues	$117,931	$90,329	$27,602	$466,760	$324,037	$142,723

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	5,925	6,243	(318)	24,600	19,946	4,654
Lease Operating Expense	14,223	11,585	2,638	55,335	43,916	11,419
All Other Operation and Maintenance Expense	5,523	1,468	4,055	13,250	8,378	4,872
Property, Franchise and Other Taxes (Lease Operating Expense)	2,956	1,220	1,736	11,350	4,493	6,857
Depreciation, Depletion and Amortization	22,122	21,844	278	92,221	78,174	14,047

	50,749	42,360	8,389	196,756	154,907	41,849

Operating Income	67,182	47,969	19,213	270,004	169,130	100,874

Other Income (Expense):
Interest Income	1,642	3,134	(1,492)	10,921	9,905	1,016
Other Income	—	18	(18)	18	18	—
Interest Expense on Long-Term Debt	—	—	—	—	(1,188)	1,188
Other Interest Expense	(8,970)	(12,149)	3,179	(41,645)	(50,555)	8,910

Income from Continuing Operations Before Income Taxes	59,854	38,972	20,882	239,298	127,310	111,988
Income Tax Expense	21,627	16,656	4,971	92,686	52,421	40,265

Income from Continuing Operations	38,227	22,316	15,911	146,612	74,889	71,723

Discontinued Operations:
Income from Operations, Net of Tax	—	3,094	(3,094)	—	15,479	(15,479)
Gain on Disposal, Net of Tax	—	120,301	(120,301)	—	120,301	(120,301)

Income from Discontinued Operations, Net of Tax	—	123,395	(123,395)	—	135,780	(135,780)

Net Income	$38,227	$145,711	$(107,484)	$146,612	$210,669	$(64,057)

Income from Continuing Operations Per Share (Diluted)	$0.46	$0.26	$0.20	$1.73	$0.88	$0.85
Income from Discontinued Operations, Net of Tax, Per Share (Diluted)	—	1.44	(1.44)	—	1.59	(1.59)

Net Income Per Share (Diluted)	$0.46	$1.70	$(1.24)	$1.73	$2.47	$(0.74)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2008	2007	Variance	2008	2007	Variance
PIPELINE AND STORAGE SEGMENT
Revenues from External Customers	$33,181	$35,521	$(2,340)	$135,052	$130,410	$4,642
Intersegment Revenues	20,164	19,972	192	81,504	81,556	(52)

Total Operating Revenues	53,345	55,493	(2,148)	216,556	211,966	4,590

Operating Expenses:
Purchased Gas	2	7	(5)	(10)	(5)	(5)
Operation and Maintenance	19,755	19,111	644	70,632	61,230	9,402
Property, Franchise and Other Taxes	4,224	4,317	(93)	16,763	17,112	(349)
Depreciation, Depletion and Amortization	8,242	8,135	107	32,871	32,985	(114)

	32,223	31,570	653	120,256	111,322	8,934

Operating Income	21,122	23,923	(2,801)	96,300	100,644	(4,344)

Other Income (Expense):
Interest Income	116	134	(18)	843	357	486
Other Income	2,251	330	1,921	4,796	748	4,048
Interest Expense on Long-Term Debt	—	(16)	16	(31)	1,792	(1,823)
Other Interest Expense	(3,813)	(3,274)	(539)	(13,752)	(11,415)	(2,337)

Income Before Income Taxes	19,676	21,097	(1,421)	88,156	92,126	(3,970)
Income Tax Expense	6,458	7,786	(1,328)	34,008	35,740	(1,732)

Net Income	$13,218	$13,311	$(93)	$54,148	$56,386	$(2,238)

Net Income Per Share (Diluted)	$0.16	$0.16	$—	$0.64	$0.66	$(0.02)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
(Thousands of Dollars, except per share amounts)	2008	2007	Variance	2008	2007	Variance
UTILITY SEGMENT
Revenues from External Customers	$127,464	$105,594	$21,870	$1,194,657	$1,106,453	$88,204
Intersegment Revenues	2,044	1,715	329	15,612	14,271	1,341

Total Operating Revenues	129,508	107,309	22,199	1,210,269	1,120,724	89,545

Operating Expenses:
Purchased Gas	65,215	47,682	17,533	800,474	718,376	82,098
Operation and Maintenance	44,765	37,519	7,246	202,745	202,965	(220)
Property, Franchise and Other Taxes	9,726	10,037	(311)	45,476	47,023	(1,547)
Depreciation, Depletion and Amortization	9,661	10,389	(728)	39,113	40,541	(1,428)

	129,367	105,627	23,740	1,087,808	1,008,905	78,903

Operating Income	141	1,682	(1,541)	122,461	111,819	10,642

Other Income (Expense):
Interest Income	1,148	(2,907)	4,055	1,836	(2,345)	4,181
Other Income	278	318	(40)	1,161	1,244	(83)
Other Interest Expense	(5,913)	(6,847)	934	(27,683)	(28,190)	507

Income (Loss) Before Income Taxes	(4,346)	(7,754)	3,408	97,775	82,528	15,247
Income Tax Expense (Benefit)	(3,590)	(4,318)	728	36,303	31,642	4,661

Net Income (Loss)	$(756)	$(3,436)	$2,680	$61,472	$50,886	$10,586

Net Income (Loss) Per Share (Diluted)	$(0.01)	$(0.04)	$0.03	$0.73	$0.60	$0.13

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2008	2007	Variance	2008	2007	Variance
ENERGY MARKETING SEGMENT
Revenues from External Customers	$109,821	$53,576	$56,245	$549,932	$413,612	$136,320
Intersegment Revenues	1,300	—	1,300	1,300	—	1,300

Total Operating Revenues	111,121	53,576	57,545	551,232	413,612	137,620

Operating Expenses:
Purchased Gas	111,926	53,275	58,651	535,917	396,322	139,595
Operation and Maintenance	1,396	1,287	109	6,566	4,998	1,568
Property, Franchise and Other Taxes	18	27	(9)	50	73	(23)
Depreciation, Depletion and Amortization	11	10	1	42	33	9

	113,351	54,599	58,752	542,575	401,426	141,149

Operating Income (Loss)	(2,230)	(1,023)	(1,207)	8,657	12,186	(3,529)

Other Income (Expense):
Interest Income	30	183	(153)	323	682	(359)
Other Income	58	122	(64)	264	712	(448)
Other Interest Expense	(42)	(9)	(33)	(175)	(263)	88

Income (Loss) Before Income Taxes	(2,184)	(727)	(1,457)	9,069	13,317	(4,248)
Income Tax Expense (Benefit)	(993)	41	(1,034)	3,180	5,654	(2,474)

Net Income (Loss)	$(1,191)	$(768)	$(423)	$5,889	$7,663	$(1,774)

Net Income (Loss) Per Share (Diluted)	$(0.01)	$(0.01)	$—	$0.07	$0.09	$(0.02)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
(Thousands of Dollars, except per share amounts)	2008	2007	Variance	2008	2007	Variance

TIMBER SEGMENT
Operating Revenues	$9,078	$15,819	$(6,741)	$49,516	$58,897	$(9,381)

Operating Expenses:
Operation and Maintenance	11,230	12,029	(799)	41,321	44,059	(2,738)
Property, Franchise and Other Taxes	364	406	(42)	1,584	1,589	(5)
Depreciation, Depletion and Amortization	883	1,616	(733)	4,904	4,709	195

	12,477	14,051	(1,574)	47,809	50,357	(2,548)

Operating Income (Loss)	(3,399)	1,768	(5,167)	1,707	8,540	(6,833)

Other Income (Expense):
Interest Income	241	327	(86)	1,053	1,249	(196)
Other Income	—	—	—	111	22	89
Other Interest Expense	(750)	(863)	113	(3,142)	(3,265)	123

Income (Loss) Before Income Taxes	(3,908)	1,232	(5,140)	(271)	6,546	(6,817)
Income Tax Expense (Benefit)	(1,801)	557	(2,358)	(378)	2,818	(3,196)

Net Income (Loss)	$(2,107)	$675	$(2,782)	$107	$3,728	$(3,621)

Net Income (Loss) Per Share (Diluted)	$(0.03)	$0.01	$(0.04)	$—	$0.04	$(0.04)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2008	2007	Variance	2008	2007	Variance

ALL OTHER
Revenues from External Customers	$184	$997	$(813)	$3,749	$5,385	$(1,636)
Intersegment Revenues	3,864	2,186	1,678	14,115	8,726	5,389

Total Operating Revenues	4,048	3,183	865	17,864	14,111	3,753

Operating Expenses:
Purchased Gas	2,942	1,969	973	10,883	7,529	3,354
Operation and Maintenance	1,379	1,091	288	4,677	3,854	823
Property, Franchise and Other Taxes	20	22	(2)	78	92	(14)
Depreciation, Depletion and Amortization	195	196	(1)	783	785	(2)

	4,536	3,278	1,258	16,421	12,260	4,161

Operating Income (Loss)	(488)	(95)	(393)	1,443	1,851	(408)

Other Income (Expense):
Income from Unconsolidated Subsidiaries	1,437	1,880	(443)	6,303	4,979	1,324
Interest Income	70	4	66	179	16	163
Other Income	10	15	(5)	951	52	899
Other Interest Expense	(105)	(688)	583	(640)	(2,687)	2,047

Income (Loss) Before Income Taxes	924	1,116	(192)	8,236	4,211	4,025
Income Tax Expense (Benefit)	388	463	(75)	2,564	1,647	917

Net Income (Loss)	$536	$653	$(117)	$5,672	$2,564	$3,108

Net Income (Loss) Per Share (Diluted)	$0.01	$0.01	$—	$0.07	$0.03	$0.04

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
(Thousands of Dollars, except per share amounts)	2008	2007	Variance	2008	2007	Variance

CORPORATE
Revenues from External Customers	$199	$194	$5	$695	$772	$(77)
Intersegment Revenues	962	1,202	(240)	3,844	3,819	25

Total Operating Revenues	1,161	1,396	(235)	4,539	4,591	(52)

Operating Expenses:
Operation and Maintenance	4,097	1,878	2,219	18,013	11,293	6,720
Property, Franchise and Other Taxes	71	69	2	284	278	6
Depreciation, Depletion and Amortization	172	169	3	689	692	(3)

	4,340	2,116	2,224	18,986	12,263	6,723

Operating Income (Loss)	(3,179)	(720)	(2,459)	(14,447)	(7,672)	(6,775)

Other Income (Expense):
Interest Income	20,304	21,518	(1,214)	85,084	87,296	(2,212)
Other Income	(203)	105	(308)	75	2,140	(2,065)
Interest Expense on Long-Term Debt	(18,055)	(16,273)	(1,782)	(70,068)	(69,050)	(1,018)
Other Interest Expense	(1,160)	(1,262)	102	(6,257)	(5,264)	(993)

Income (Loss) Before Income Taxes	(2,293)	3,368	(5,661)	(5,613)	7,450	(13,063)
Income Tax Expense (Benefit)	2,368	1,824	544	(441)	1,891	(2,332)

Net Income (Loss)	$(4,661)	$1,544	$(6,205)	$(5,172)	$5,559	$(10,731)

Net Income (Loss) Per Share (Diluted)	$(0.06)	$0.01	$(0.07)	$(0.06)	$0.07	$(0.13)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2008	2007	Variance	2008	2007	Variance

INTERSEGMENT ELIMINATIONS
Intersegment Revenues	$(28,334)	$(25,075)	$(3,259)	$(116,375)	$(108,372)	$(8,003)

Operating Expenses:
Purchased Gas	(27,269)	(23,769)	(3,500)	(112,107)	(104,141)	(7,966)
Operation and Maintenance	(1,065)	(1,306)	241	(4,268)	(4,231)	(37)

	(28,334)	(25,075)	(3,259)	(116,375)	(108,372)	(8,003)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(21,092)	(23,941)	2,849	(89,424)	(95,610)	6,186
Other Interest Expense	21,092	23,941	(2,849)	89,424	95,610	(6,186)

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	(Unaudited)			(Unaudited)
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)

Capital Expenditures:
Exploration and Production	$51,644	$33,899	$17,745	$192,187	$146,687	$45,500
Pipeline and Storage (1)	59,316	16,818	42,498	165,520	43,226	122,294
Utility	18,621	14,240	4,381	57,457	54,185	3,272
Energy Marketing	18	18	—	39	76	(37)
Timber	180	1,394	(1,214)	1,354	3,657	(2,303)

Total Reportable Segments	129,779	66,369	63,410	416,557	247,831	168,726
All Other	2	—	2	131	87	44
Corporate	138	219	(81)	221	(319)	540
Eliminations	—	—	—	(2,407)	—	(2,407)

Total Expenditures from Continuing Operations	129,919	66,588	63,331	414,502	247,599	166,903
Discontinued Operations	—	3,631	(3,631)	—	29,129	(29,129)

Total Capital Expenditures	$129,919	$70,219	$59,700	$414,502	$276,728	$137,774

(1)	Amount for the quarter and year ended September 30, 2008 includes $ 16.8 million of accrued capital expenditures related to the Empire Connector project. This amount has been excluded from the Consolidated Statement of Cash Flows at September 30, 2008 since it represents a non-cash investing activity at that date.
DEGREE DAYS

				Percent Colder
				(Warmer) Than:
	Normal	2008	2007	Normal	Last Year

Three Months Ended September 30

Buffalo, NY	178	102	76	(42.7)	34.2
Erie, PA	135	42	77	(68.9)	(45.5)

Twelve Months Ended September 30

Buffalo, NY	6,729	6,277	6,271	(6.7)	0.1
Erie, PA	6,277	5,779	6,007	(7.9)	(3.8)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)

Gas Production/Prices:
Production (MMcf)
Gulf Coast	2,165	2,422	(257)	11,033	10,356	677
West Coast	1,029	1,046	(17)	4,039	3,929	110
Appalachia	1,732	1,557	175	7,269	5,555	1,714

Total Production from Continuing Operations	4,926	5,025	(99)	22,341	19,840	2,501
Canada — Discontinued Operations	—	1,210	(1,210)	—	6,426	(6,426)

Total Production	4,926	6,235	(1,309)	22,341	26,266	(3,925)

Average Prices (Per Mcf)
Gulf Coast	$11.57	$6.05	$5.52	$10.03	$6.58	$3.45
West Coast	9.54	5.93	3.61	8.71	6.54	2.17
Appalachia	11.27	6.89	4.38	9.73	7.48	2.25
Weighted Average for Continuing Operations	11.04	6.28	4.76	9.70	6.82	2.88
Weighted Average after Hedging for Continuing Operations	9.41	7.13	2.28	9.05	7.25	1.80
Canada — Discontinued Operations	N/M	4.98	N/M	N/M	6.09	N/M

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	96	177	(81)	505	717	(212)
West Coast	635	614	21	2,460	2,403	57
Appalachia	17	33	(16)	105	124	(19)

Total Production from Continuing Operations	748	824	(76)	3,070	3,244	(174)
Canada — Discontinued Operations	—	31	(31)	—	206	(206)

Total Production	748	855	(107)	3,070	3,450	(380)

Average Prices (Per Barrel)
Gulf Coast	$123.54	$74.26	$49.28	$107.27	$63.04	$44.23
West Coast	108.32	68.22	40.10	98.17	56.86	41.31
Appalachia	114.20	70.18	44.02	97.40	62.26	35.14
Weighted Average for Continuing Operations	110.40	69.59	40.81	99.64	58.43	41.21
Weighted Average after Hedging for Continuing Operations	87.29	61.35	25.94	81.75	51.68	30.07
Canada — Discontinued Operations	N/M	60.72	N/M	N/M	50.06	N/M
Total Production from Continuing Operations (MMcfe)	9,414	9,969	(555)	40,761	39,304	1,457
Total Canadian Production (MMcfe)	—	1,396	(1,396)	—	7,662	(7,662)

Total Production (MMcfe)	9,414	11,365	(1,951)	40,761	46,966	(6,205)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.63	$0.63	$—	$0.60	$0.51	$0.09
Lease Operating Expense per Mcfe (1)	$1.82	$1.28	$0.54	$1.64	$1.23	$0.41
Depreciation, Depletion & Amortization per Mcfe (1)	$2.35	$2.19	$0.16	$2.26	$1.99	$0.27

(1)	Refer to page 18 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment. Amounts exclude discontinued operations of Canada.
N/M = Not meaningful

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for Fiscal 2009

SWAPS	Volume	Average Hedge Price
Oil	1.3 MMBBL	$83.12 / BBL
Gas	10.2 BCF	$9.49 / MCF
Hedging Summary for Fiscal 2010

SWAPS	Volume	Average Hedge Price
Oil	0.6 MMBBL	$102.52 / BBL
Gas	3.6 BCF	$10.64 / MCF
Hedging Summary for Fiscal 2011

SWAPS	Volume	Average Hedge Price
Oil	0.1 MMBBL	$125.25 / BBL
Gas	1.1 BCF	$8.30 / MCF
Gross Wells in Process of Drilling
Twelve Months Ended September 30, 2008

				Total
	Gulf	West	East	Company

Wells in Process — Beginning of Period
Exploratory	2.00	0.00	21.00	23.00
Developmental	0.00	4.00	69.00	73.00
Wells Commenced
Exploratory	5.00	1.00	13.00	19.00
Developmental	1.00	60.00	241.00	302.00
Wells Completed
Exploratory	3.00	1.00	8.00	12.00
Developmental	0.00	62.00	187.00	249.00
Wells Plugged & Abandoned
Exploratory	1.00	0.00	1.00	2.00
Developmental	0.00	1.00	0.00	1.00
Wells Sold
Exploratory	2.00	0.00	0.00	2.00
Developmental	0.00	0.00	0.00	0.00
Wells in Process — End of Period
Exploratory	1.00	0.00	25.00	26.00
Developmental	1.00	1.00	123.00	125.00
Net Wells in Process of Drilling
Twelve Months Ended September 30, 2008

				Total
	Gulf	West	East	Company

Wells in Process — Beginning of Period
Exploratory	1.30	0.00	20.00	21.30
Developmental	0.00	4.00	68.00	72.00
Wells Commenced
Exploratory	1.80	1.00	13.00	15.80
Developmental	0.30	60.00	240.00	300.30
Wells Completed
Exploratory	1.14	1.00	8.00	10.14
Developmental	0.00	62.00	186.00	248.00
Wells Plugged & Abandoned
Exploratory	0.37	0.00	1.00	1.37
Developmental	0.00	1.00	0.00	1.00
Wells Sold
Exploratory	1.30	0.00	0.00	1.30
Developmental	0.00	0.00	0.00	0.00
Wells in Process — End of Period
Exploratory	0.29	0.00	24.00	24.29
Developmental	0.30	1.00	122.00	123.30

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Reserve Quantity Information

	Gas MMcf
	U.S.
	Gulf Coast	West Coast	Appalachian	Total
	Region	Region	Region	Company

Proved Developed and Undeveloped Reserves:
September 30, 2007	25,136	73,175	107,078	205,389
Extensions and Discoveries	8,759	—	31,322	40,081
Revisions of Previous Estimates	2,156	566	(3,460)	(738)
Production	(11,033)	(4,039)	(7,269)	(22,341)
Purchases of Minerals in Place	—	4,539	727	5,266
Sales of Minerals in Place	(377)	(1,381)	—	(1,758)

September 30, 2008	24,641	72,860	128,398	225,899

Proved Developed Reserves:

September 30, 2007	25,136	66,017	96,674	187,827
September 30, 2008	18,242	68,453	115,824	202,519

	Oil Mbbl
	U.S.
	Gulf Coast	West Coast	Appalachian	Total
	Region	Region	Region	Company

Proved Developed and Undeveloped Reserves:
September 30, 2007	1,435	45,644	507	47,586
Extensions and Discoveries	298	471	58	827
Revisions of Previous Estimates	203	(34)	(64)	105
Production	(505)	(2,460)	(105)	(3,070)
Purchases of Minerals in Place	—	2,084	—	2,084
Sales of Minerals in Place	(73)	(1,261)	—	(1,334)

September 30, 2008	1,358	44,444	396	46,198

Proved Developed Reserves:

September 30, 2007	1,435	36,509	483	38,427
September 30, 2008	1,313	37,224	357	38,894

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Pipeline & Storage Throughput- (millions of cubic feet — MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)
Firm Transportation — Affiliated	10,997	10,680	317	107,846	111,243	(3,397)
Firm Transportation — Non-Affiliated	59,071	66,920	(7,849)	245,327	239,870	5,457
Interruptible Transportation	1,354	1,378	(24)	5,197	4,975	222

	71,422	78,978	(7,556)	358,370	356,088	2,282

Utility Throughput — (MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)
Retail Sales:
Residential Sales	3,583	3,507	76	57,463	60,236	(2,773)
Commercial Sales	571	580	(9)	9,769	10,713	(944)
Industrial Sales	29	100	(71)	552	727	(175)

	4,183	4,187	(4)	67,784	71,676	(3,892)
Off-System Sales	895	888	7	5,686	1,355	4,331
Transportation	8,301	8,684	(383)	64,267	62,240	2,027

	13,379	13,759	(380)	137,737	135,271	2,466

Energy Marketing Volumes

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)
Natural Gas (MMcf)	8,931	6,712	2,219	56,120	50,775	5,345

Timber Board Feet (Thousands)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)
Log Sales	2,132	2,202	(70)	9,272	8,660	612
Green Lumber Sales	2,251	2,738	(487)	9,747	9,358	389
Kiln-Dried Lumber Sales	2,889	3,826	(937)	13,425	14,778	(1,353)

	7,272	8,766	(1,494)	32,444	32,796	(352)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2009 EARNINGS GUIDANCE AND SENSITIVITY

Earnings per share sensitivity to changes
Fiscal 2009 (Diluted earnings per share guidance*)		from prices used in guidance* ^
		$1 change per MMBtu gas		$5 change per Bbl oil
	Earnings Range	Increase	Decrease	Increase	Decrease

Consolidated Earnings	$2.60 - $2.80	+ $0.08	- $0.08	+ $0.07	- $0.07

*	Please refer to forward looking statement footnote at page 9 of this document.

^	This sensitivity table is current as of November 6, 2008 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s earnings forecast. For its fiscal 2009 earnings forecast, the Company is utilizing flat commodity pricing, exclusive of basis differential, of $7.00 per MMBtu for natural gas and $70 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2008	2007
Quarter Ended September 30 (unaudited)

Operating Revenues	$397,858,000	$302,030,000

Income from Continuing Operations	$43,266,000	$34,295,000
Income from Discontinued Operations, Net of Tax	—	123,395,000

Net Income Available for Common Stock	$43,266,000	$157,690,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.54	$0.41
Income from Discontinued Operations	—	1.48

Net Income Available for Common Stock	$0.54	$1.89

Diluted:
Income from Continuing Operations	$0.52	$0.40
Income from Discontinued Operations	—	1.44

Net Income Available for Common Stock	$0.52	$1.84

Weighted Average Common Shares:
Used in Basic Calculation	80,858,668	83,506,748

Used in Diluted Calculation	82,896,107	85,577,898

Twelve Months Ended September 30 (unaudited)

Operating Revenues	$2,400,361,000	$2,039,566,000

Income from Continuing Operations	$268,728,000	$201,675,000
Income from Discontinued Operations, Net of Tax	—	135,780,000

Net Income Available for Common Stock	$268,728,000	$337,455,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$3.27	$2.43
Income from Discontinued Operations	—	1.63

Net Income Available for Common Stock	$3.27	$4.06

Diluted:
Income from Continuing Operations	$3.18	$2.37
Income from Discontinued Operations	—	1.59

Net Income Available for Common Stock	$3.18	$3.96

Weighted Average Common Shares:
Used in Basic Calculation	82,304,335	83,141,640

Used in Diluted Calculation	84,474,839	85,301,361